                                                                    EXHIBIT 99.1

Contact(s):   Media Inquiries:                         Visteon Corporation
              Greg Gardner                             Public Affairs
              313-755-0927                             17000 Rotunda Drive
              ggardne9@visteon.com                     Dearborn, MI  48120
                                                       Facsimile: 313-755-7983
              Investor Inquiries:
              Derek Fiebig
              313-755-3699
              dfiebig@visteon.com


                                                 [VISTEON LOGO]

NEWS RELEASE

VISTEON'S OPERATING RESULTS IMPROVE YEAR OVER YEAR BEFORE SPECIAL ITEMS

DEARBORN, Mich., Jan. 23, 2003 - Visteon Corporation (NYSE: VC) today announced a net loss of $34 million for the Fourth Quarter 2002 or $0.27 per share. The results include special charges of $51 million after taxes, associated primarily with the Voluntary Salaried Separation Program in the U.S. and the previously announced European Plan for Growth.

Excluding these special charges, the company earned $17 million, or $0.13 per share, meeting consensus expectations for the quarter and improving $31 million, or $0.24 per share, compared with the same quarter a year ago. In the Fourth Quarter of 2001, Visteon incurred a loss of $14 million, or $0.11 per share, with no special charges recorded in the period.

For the full year 2002, the company recorded a net loss of $352 million, or $2.75 per share, compared with a net loss of $118 million, or $0.91 per share, for the full year 2001. Results for full year 2002 include special charges of $142 million after taxes related to previously announced restructuring actions. In addition, the company recorded a non-cash write-off for all of the value of goodwill reflected in its financial statements of $265 million after taxes, associated with adoption of Statement of Financial Accounting Standards No. 142 in the First Quarter. Results for the full year 2001 include special charges of $121 million after taxes or $0.93 per share.

Excluding special items, the company's full year earnings for 2002 were $55 million or $0.43 per share. This reflects an improvement of $52 million, or $0.41 per share, compared with full year 2001 earnings of $3 million, or $0.02 per share, excluding special items.

"We had a solid year in 2002 as we continue to position ourselves for the future," said Pete Pestillo, Chairman and Chief Executive Officer. "Our restructuring actions, greater customer diversification, and a strong team effort led to improved operating results during the year. An intense focus on cash allowed us to improve our cash flow, reduce our debt levels, and expand

NEWS RELEASE

our cash balances while funding our restructuring actions and our continued customer diversification. Additionally, through working with Ford and our labor partners we have taken great strides in improving our long-term competitive position in Europe."


SALES AND NON-FORD BUSINESS WINS
Sales for the Fourth Quarter 2002 totaled $4.5 billion, up $50 million, or 1%, from the same period a year ago. Non-Ford sales were $984 million, up $162 million, or 20%, from the Fourth Quarter 2001. Non-Ford sales represented 22% of total sales for the quarter, reflecting the company's continued diversification of its sales base.

Sales for the full year 2002 totaled $18.4 billion, up $552 million, or 3%, from the same period a year ago. Non-Ford sales were $3.6 billion for the full year 2002, up $429 million, or 13%, from 2001 levels.

In 2002, Visteon won more than $1 billion in net non-Ford new business from more than a dozen global automakers in every region of the world and almost one half was outside of North America. In addition, Visteon won more than $500 million in new business with Ford, which was offset by returned and lost business.

CASH AND DEBT-TO-CAPITAL
For the full year 2002, Visteon generated $501 million in operating cash flow as the company increased trade payables, decreased receivables, and reduced inventory. The company ended the year with $1.3 billion in cash and marketable securities, up nearly $100 million from a year ago. Additionally, the company reduced its outstanding debt by nearly $300 million, lowering debt to $1.6 billion. The company's debt-to-capital ratio also improved during 2002, to 36% at year-end.

OUTLOOK
"Our objective is to continue to improve our profitability in 2003. Although we recognize it will be a challenging year, we are working hard to do better in 2003 than we did in 2002," said Pestillo.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 77,000 employees and a global delivery system of more than 180 technical, manufacturing, sales, and service facilities located in 25 countries.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," and "projects" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in our periodic filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on Visteon's business, financial condition, and results of operations. We assume no obligation to update these forward-looking statements.

                                       ###

      Visteon news releases, photographs and product specification details are available at www.visteon.com

                      VISTEON CORPORATION AND SUBSIDIARIES

                                SUPPLEMENTAL DATA
        (IN MILLIONS, EXCEPT PER SHARE AMOUNTS, PERCENTAGES AND AS NOTED)



                                                                                                   2002
                                                                                               OVER/(UNDER)
                                                                          2002                     2001
                                                                 ----------------------    ---------------------
                                                                 FOURTH         FULL       FOURTH         FULL
                                                                 QUARTER        YEAR       QUARTER        YEAR
                                                                 --------     ---------    --------     --------
    SALES
       Ford and affiliates                                       $  3,559     $  14,779    $   (112)    $    123
       Other customers                                                984         3,616         162          429
                                                                 --------     ---------    --------     --------
          Total sales                                            $  4,543     $  18,395    $     50     $    552
                                                                 ========     =========    ========     ========
    DEPRECIATION AND AMORTIZATION (1)
       Depreciation                                              $    131     $     551    $     (7)    $    (11)
       Amortization                                                    21            80          (5)         (24)
                                                                 --------     ---------    --------     --------
          Total depreciation and amortization                    $    152     $     631    $    (12)    $    (35)
                                                                 ========     =========    ========     ========
    SELLING, ADMINISTRATIVE AND OTHER EXPENSES (2)
       Amount                                                    $    240     $     865    $     33     $     52
       Percent of revenue                                             5.3%          4.7%        0.7 pts      0.1 pts
    INCOME (LOSS) BEFORE INCOME TAXES, MINORITY
       INTERESTS AND CHANGE IN ACCOUNTING
       As reported                                               $    (49)    $    (117)   $    (28)    $     52
       Excluding special items (2)                                     32           106          53           83
    NET INCOME (LOSS)
       As reported                                               $    (34)    $    (352)   $    (20)    $   (234)
       Before cumulative effect of change in accounting               (34)          (87)        (20)          31
       Excluding special items (2)                                     17            55          31           52
    EARNINGS (LOSS) PER SHARE (BASIC AND DILUTED)
       As reported                                               $  (0.27)     $  (2.75)    $ (0.16)    $  (1.84)
       Before cumulative effect of change in accounting             (0.27)        (0.68)      (0.16)        0.23
       Excluding special items (2)                                   0.13          0.43        0.24         0.41
    EFFECTIVE TAX RATE                                                 36%           36%         (2)pts       (1)pts
    EBITDA, AS ADJUSTED (2)
       Amount                                                    $    189     $     773    $     37     $     32
       Percent of revenue                                             4.2%          4.2%        0.8 pts        - pts
    AFTER TAX RETURNS (2)
       On sales                                                       0.6%          0.5%        0.8 pts      0.4 pts
       On assets                                                      0.9           0.7         1.3          0.5
       On equity                                                      2.3           1.8         4.0          1.7
    CAPITAL EXPENDITURES
       Amount                                                    $    262     $     723    $     26     $    (29)
       Percent of revenue                                             5.8%          3.9%        0.5 pts     (0.3)pts
    OPERATING CASH FLOW (3)                                      $    493     $     501    $    331     $    723
    CASH AND BORROWING (AT END OF PERIOD)
       Cash and marketable securities                                         $   1,278                 $     97
       Borrowing                                                                  1,646                     (276)


----------

1 - Fourth Quarter 2001 and Full Year 2001 comparable amounts include amortization of goodwill of $6 million ($4 million after-tax) and $23 million ($17 million after-tax), respectively.
2 - Fourth Quarter 2002 amounts exclude costs related to restructuring of $81 million ($51 million after-tax), of which $23 million was recorded as selling, administrative and other expense. Full Year 2002 amounts exclude costs related to restructuring and other items of $223 million ($142 million after-tax), of which $23 million was recorded as selling, administrative and other expense; and the write-down in the value of goodwill associated with the adoption of SFAS 142 of $265 million after-tax. Full Year 2001 amounts exclude costs related to restructuring items of $192 million ($121 million after-tax), of which $42 million was recorded as selling, administrative and other expense.
3 - Includes capital expenditures; excludes $17 million, $88 million, $24 million and $94 million of cash paid related to restructuring actions for Fourth Quarter 2002, Full Year 2002, Fourth Quarter 2001 and Full Year 2001, respectively; excludes $5 million of net cash outflows and $10 million of net cash inflows related to the sale of receivables in the Fourth Quarter 2002 and Full Year 2002, respectively.

                      VISTEON CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME



                                                               FOR THE YEARS ENDED
                                                                  DECEMBER 31,                   FOURTH QUARTER
                                                        ---------------------------------     ---------------------
                                                          2002        2001        2000           2002       2001
                                                          ----        ----        ----           ----       ----
                                                                  (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
SALES
   Ford and affiliates                                  $  14,779   $  14,656   $  16,448     $ 3,559      $  3,671
   Other customers                                          3,616       3,187       3,019         984           822
                                                        ---------   ---------   ---------     -------      --------
      Total sales                                          18,395      17,843      19,467       4,543         4,493

COSTS AND EXPENSES
   Costs of sales                                          17,588      17,105      18,129       4,324         4,298
   Selling, administrative and other expenses                 888         855         897         263           207
                                                        ---------   ---------   ---------     -------      --------
      Total costs and expenses                             18,476      17,960      19,026       4,587         4,505

OPERATING INCOME (LOSS)                                       (81)       (117)        441         (44)          (12)

Interest income                                                23          55         109           6             9
Interest expense                                              103         131         167          25            26
                                                        ---------   ---------   ---------     -------      --------
      Net interest expense                                    (80)        (76)        (58)        (19)          (17)
Equity in net income of affiliated companies                   44          24          56          14             8
                                                        ---------   ---------   ---------     -------      --------

INCOME (LOSS) BEFORE INCOME TAXES,
   MINORITY INTERESTS AND CHANGE IN ACCOUNTING               (117)       (169)        439         (49)          (21)
Provision (benefit) for income taxes                          (58)        (72)        143         (23)          (11)
                                                        ---------   ---------   ---------     --------     --------

INCOME (LOSS) BEFORE MINORITY INTERESTS
   AND CHANGE IN ACCOUNTING                                   (59)        (97)        296         (26)          (10)
Minority interests in net income of subsidiaries               28          21          26           8             4
                                                        ---------   ---------   ---------     -------      --------

INCOME (LOSS) BEFORE CHANGE IN ACCOUNTING                     (87)       (118)        270         (34)          (14)
Cumulative effect of change in accounting,
   net of tax                                                (265)          -           -           -             -
                                                        ---------   ---------   ---------     -------      --------

NET INCOME (LOSS)                                       $    (352)  $    (118)  $     270     $   (34)     $    (14)
                                                        =========   =========   =========     =======      ========

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
   Before cumulative effect of change in accounting     $   (0.68)  $   (0.91)  $    2.08     $ (0.27)     $  (0.11)
   Cumulative effect of change in accounting                (2.07)          -           -           -             -
                                                        ---------   ---------   ---------     -------      --------
      Basic and diluted                                 $   (2.75)  $   (0.91)  $    2.08     $ (0.27)     $  (0.11)
                                                        =========   =========   =========     =======      ========

CASH DIVIDENDS PER SHARE                                $    0.24   $    0.24   $    0.12     $  0.06      $   0.06


                      VISTEON CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET


                                                                                 DECEMBER 31,
                                                                            2002             2001
                                                                            ----             ----
                                                                                (IN MILLIONS)
ASSETS
Cash and cash equivalents                                                 $   1,204        $  1,024
Marketable securities                                                            74             157
                                                                          ---------        --------
   Total cash and marketable securities                                       1,278           1,181
Accounts receivable - Ford and affiliates                                     1,401           1,560
Accounts receivable - other customers                                           828             834
                                                                          ---------        --------
   Total receivables                                                          2,229           2,394
Inventories                                                                     878             942
Deferred income taxes                                                           199             167
Prepaid expenses and other current assets                                       153             153
                                                                          ---------        --------
   Total current assets                                                       4,737           4,837
Equity in net assets of affiliated companies                                    191             158
Net property                                                                  5,443           5,329
Deferred income taxes                                                           566             322
Goodwill                                                                          -             363
Other assets                                                                    233             153
                                                                          ---------        --------

   TOTAL ASSETS                                                           $  11,170        $ 11,162
                                                                          =========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Trade payables                                                            $   2,083        $  1,915
Accrued liabilities                                                           1,021             945
Income taxes payable                                                             14              30
Debt payable within one year                                                    348             629
                                                                          ---------        --------
   Total current liabilities                                                  3,466           3,519
Long-term debt                                                                1,298           1,293
Postretirement benefits other than pensions                                   2,283           2,079
Other liabilities                                                             1,142             967
Deferred income taxes                                                             3              13
                                                                          ---------        --------
   Total liabilities                                                          8,192           7,871

STOCKHOLDERS' EQUITY
Capital stock
   Preferred stock, par value $1.00, 50 million shares authorized,
     none outstanding                                                             -               -
   Common stock, par value $1.00, 500 million shares authorized,
     131 million shares issued, 129 million
     and 130 million shares outstanding, respectively                           131             131
 Capital in excess of par value of stock                                      3,298           3,311
 Accumulated other comprehensive (loss)                                        (140)           (231)
 Other                                                                          (33)            (25)
 Earnings retained for use in business (accumulated deficit)                   (278)            105
                                                                          ---------        --------
   Total stockholders' equity                                                 2,978           3,291
                                                                          ---------        --------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $  11,170        $ 11,162
                                                                          =========        ========

                      VISTEON CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                          FOR THE YEARS ENDED
                                                                               DECEMBER 31,
                                                                      2002         2001         2000
                                                                      ----         ----         ----
                                                                               (IN MILLIONS)
CASH AND CASH EQUIVALENTS AT JANUARY 1                             $  1,024      $ 1,412      $ 1,849

Cash flows provided by (used in) operating activities                 1,146          436         (526)

Cash flows from investing activities
   Capital expenditures                                                (723)        (752)        (793)
   Acquisitions and investments in joint ventures, net                    -           (7)         (28)
   Purchases of securities                                             (508)        (346)        (126)
   Sales and maturities of securities                                   588          260           61
   Other                                                                 36          102           44
                                                                   --------      -------      -------
      Net cash used in investing activities                            (607)        (743)        (842)

Cash flows from financing activities
   Commercial paper (repayments) issuances, net                        (194)           8          352
   Payments on short-term debt                                            -           (1)      (1,775)
   Proceeds from issuance of short-term debt                              -            1        1,374
   Proceeds from issuance of other debt                                 115          114        1,279
   Principal payments on other debt                                    (245)        (144)        (290)
   Purchase of treasury stock                                           (24)         (25)           -
   Cash dividends                                                       (31)         (31)         (16)
   Other                                                                 (4)           3            -
                                                                   --------      -------      -------
      Net cash (used in) provided by financing activities              (383)         (75)         924

Effect of exchange rate changes on cash                                  24           (6)           7
                                                                   --------      -------      -------
Net increase (decrease) in cash and cash equivalents                    180         (388)        (437)
                                                                   --------      -------      -------

CASH AND CASH EQUIVALENTS AT DECEMBER 31                           $  1,204      $ 1,024      $ 1,412
                                                                   ========      =======      =======